SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2014

FTI CONSULTING, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 K Street NW, Washington, D.C. 20005

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (202) 312-9100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	Results of Operations and Financial Condition

FTI Consulting, Inc. (“FTI Consulting”) is posting selected financial and operating data, including non-GAAP financial measures, for the years and four quarters ended December 31, 2012 and December 31, 2013 to its website at www.fticonsulting.com. The Non-GAAP financial measures presented for those annual and quarterly periods has been conformed to the definitions of each of the non-GAAP measures adopted by FTI Consulting beginning with the quarter ended March 31, 2014, to exclude the impact of the remeasurement of acquisition-related contingent consideration. In addition, FTI Consulting is posting non-GAAP financial measures and selected financial and operating data for the first quarter ended March 31, 2014 and the second quarter ended June 30, 2014 to its website.

The selected financial data for the years and four quarters ended December 31, 2012 and December 31, 2013, conforms to the information included in FTI Consulting’s annual and quarterly reports for the applicable periods previously filed with the Securities and Exchange Commission (the “SEC”). The selected operating data for the years and four quarters ended December 31, 2012 and December 31, 2013 conforms to the information included in FTI Consulting’s annual and quarterly reports for the applicable periods, except that operating data relating to days sales outstanding (DSOs) for those periods has not been previously reported by FTI Consulting.

The Non-GAAP financial measures and selected financial and operating data for the first quarter ended March 31, 2014 and second quarter ended June 30, 2014, conforms to the information included in FTI Consulting’s quarterly reports for the applicable periods previously filed with the SEC.

FTI Consulting defines “Segment Operating Income” as a segment’s share of consolidated operating income. FTI Consulting defines “Total Segment Operating Income” as the total of Segment Operating Income for all segments, which excludes unallocated corporate expenses. FTI Consulting uses Segment Operating Income for the purpose of calculating Adjusted Segment EBITDA. FTI Consulting defines “Adjusted EBITDA” as consolidated net income before income tax provision, other non-operating income (expense), depreciation, amortization of intangible assets, remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and losses on early extinguishment of debt, “Adjusted Segment EBITDA” as a segment’s share of consolidated operating income before depreciation, amortization of intangible assets, remeasurement of acquisition-related contingent consideration, special charges and goodwill impairment charges, and “Total Adjusted Segment EBITDA” as the total of Adjusted Segment EBITDA for all segments, which excludes unallocated corporate expenses. Although Adjusted EBITDA, Adjusted Segment EBITDA and Total Adjusted Segment EBITDA are not measures of financial condition or performance determined in accordance with generally accepted accounting principles (“GAAP”), FTI Consulting believes that they can be useful operating performance measures. FTI Consulting uses Adjusted Segment EBITDA to internally evaluate the financial performance of each of FTI Consulting’s segments because it believes it is a useful supplemental measure which reflects current core operating performance and provides an indicator of the segment’s ability to generate cash. FTI Consulting also believes that these non-GAAP measures, when considered together with FTI Consulting’s

GAAP financial results, provide management and investors with a more complete understanding of FTI Consulting’s operating results, including underlying trends, by excluding the effects of special charges, remeasurement of acquisition-related contingent consideration and goodwill impairment charges. In addition, EBITDA is a common alternative measure of operating performance used by many of FTI Consulting’s competitors. It is used by investors, financial analysts, rating agencies and others to value and compare the financial performance of companies in FTI Consulting’s industry. Therefore, FTI Consulting also believes that these measures, considered along with corresponding GAAP measures, provide management and investors with additional information for comparison of FTI Consulting’s operating results to the operating results of other companies.

FTI Consulting defines “Adjusted Net Income” and “Adjusted Earnings per Diluted Share” (“Adjusted EPS”) as net income and earnings per diluted share, respectively, excluding the impact of remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and losses on early extinguishment of debt. FTI Consulting uses Adjusted Net Income for the purpose of calculating Adjusted EPS and uses Adjusted EPS to assess total FTI Consulting operating performance on a consistent basis. FTI Consulting believes that this measure, when considered together with FTI Consulting’s GAAP financial results, provides management and investors with a more complete understanding of FTI Consulting’s business operating results, including underlying trends, by excluding the effects of remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and losses on early extinguishment of debt.

Non-GAAP financial measures are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, the information contained in FTI Consulting’s Consolidated Statements of Comprehensive Income.

Reconciliations of GAAP to Non-GAAP financial measures are included in the Selected Financial and Operating Data of FTI Consulting filed as Exhibit 99.1 to this Current Report on Form 8-K, which is hereby incorporated by reference herein.

ITEM 7.01.	Regulation FD Disclosure

Reference is made to the Item 2.02 disclosure in this Current Report on Form 8-K, which is hereby incorporated by reference herein.

ITEM 9.01.	Financial Statements and Exhibits

(d) Exhibits

99.1	Selected Financial and Operating Data of FTI Consulting, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI Consulting, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.

Dated: October 8, 2014	By:	/S/ ERIC B. MILLER

Eric B. Miller Executive Vice President, General Counsel and Chief Risk Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Selected Financial and Operating Data of FTI Consulting, Inc.

1